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                                                                    EXHIBIT 99.1

           Joint Filing. Pursuant to Rule 13d-1(k)(1)(iii) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

           December 13, 2002


                               DAVID SOLOMON, TRUSTEE FOR BENEFIT
                               OF JASON MICHAEL TAYLOR UNDER TRUST
                               AGREEMENT DATED 3-2-1970


                               By:  /s/ David Solomon
                                    --------------------------------------------
                                        David Solomon, Trustee



                               DAVID SOLOMON TRUSTEE, FOR BENEFIT
                               OF RHONDA LEIGH TAYLOR UNDER TRUST
                               AGREEMENT DATED 3-14-1972


                               By:  /s/ David Solomon
                                    --------------------------------------------
                                        David Solomon, Trustee


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